UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2008

JPMORGAN CHASE & CO.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-05805	13-2624428
(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue,
New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Guarantee and Collateral Agreement

     On March 24, 2008, JPMorgan Chase & Co. ("JPMorgan Chase"), in connection with Amendment No. 1 (the "Amendment") to the Agreement and Plan of Merger, dated as of March 16, 2008, by and between JPMorgan Chase and The Bear Stearns Companies Inc. ("Bear Stearns"), and the Amended and Restated Guaranty Agreement (the "Guaranty"), effective retroactively from March 16, 2008, each of which were described in and filed with JPMorgan Chase's Current Report on Form 8-K dated March 24, 2008, entered into a Guarantee and Collateral Agreement (the “Collateral Agreement”) with Bear Stearns and certain of its subsidiaries (collectively, the “Collateral Parties”). Under the Collateral Agreement, the Collateral Parties agreed to guarantee the obligations of each of them and of the other subsidiaries of Bear Stearns to repay to JPMorgan Chase (1) any loans or other advances of credit by JPMorgan Chase and its affiliates to Bear Stearns and its affiliates and (2) any amounts paid by JPMorgan Chase to creditors of Bear Stearns and its affiliates under the Guaranty and the JPMorgan Chase guarantee, entered into on March 23, 2008, in favor of the Federal Reserve Bank of New York (the "Fed Guaranty"). Each of the Collateral Parties secured their guarantee by granting a lien on substantially all of their respective assets, subject to certain carveouts.

     The foregoing description of the Collateral Agreement does not purport to be complete and is qualified in its entirety by reference to the Collateral Agreement, which is filed as Exhibit 99.1 hereto, and is incorporated into this report by reference.

Forward-Looking Statements

     This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger between JPMorgan Chase & Co. and The Bear Stearns Companies Inc., including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of JPMorgan Chase’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

     The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule and any changes to regulatory agencies’ outlook on, responses to and actions and commitments taken in connection with the merger and the agreements and arrangements related thereto; the extent and duration of continued economic and market disruptions; adverse developments in the business and operations of Bear Stearns, including the loss of client, employee, counterparty and other business relationships; the failure of Bear Stearns stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain business and operational relationships; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the United States and internationally and the exposure to litigation and/or regulatory actions. Additional factors that could cause JPMorgan Chase’s results to differ materially from those described in the forward-looking statements can be found in the firm’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s Internet site (http://www.sec.gov).

Additional Information

     In connection with the proposed merger, JPMorgan Chase will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Bear Stearns that also constitutes a prospectus of JPMorgan Chase. Bear Stearns will mail the proxy statement/prospectus to its stockholders. JPMorgan Chase and Bear Stearns urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from JPMorgan Chase’s website (www.jpmorganchase.com) under the tab “Investor Relations” and then under the heading “Financial Information” then under the item “SEC Filings”. You may also obtain these documents, free of charge, from Bear Stearns’s website (www.bearstearns.com) under the heading “Investor Relations” and then under the tab “SEC Filings.”

     JPMorgan Chase, Bear Stearns and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Bear Stearns stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Bear Stearns stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about JPMorgan Chase’s executive officers and directors in its definitive proxy statement filed with the SEC on March 30, 2007. You can find information about Bear Stearns’s executive officers and directors in its definitive proxy statement filed with the SEC on March 27, 2007. You can obtain free copies of these documents from JPMorgan Chase and Bear Stearns using the contact information above.

Item 9.01. (d) Exhibit 99.1

Financial Statements and Exhibits

Exhibits

Description

Guarantee and Collateral Agreement, dated and effective as of March 24, 2008, among The Bear Stearns Companies Inc., each of its Subsidiaries listed therein, and JPMorgan Chase & Co.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant) By: /s/ Anthony J. Horan Name: Anthony J. Horan Title: Corporate Secretary

Dated: March 27, 2008

EXHIBIT INDEX

Exhibit No. 99.1	Description Guarantee and Collateral Agreement, dated and effective as of March 24, 2008, among The Bear Stearns Companies Inc., each of its Subsidiaries listed therein, and JPMorgan Chase & Co.